  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012 (December 13, 2012)

CHART ACQUISITION CORP.
 (Exact name of registrant as specified in its charter)

Delaware	001-35762	45-2853218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o The Chart Group, LP 75 Rockefeller Plaza, 14th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 350-8205

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 13, 2012, the registration statement (File No. 333-177280) (the “Registration Statement”) for Chart Acquisition Corp.’s (the “Company”) initial public offering (“IPO”) was declared effective by the Securities and Exchange Commission.  In connection therewith and the closing of the IPO, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated December 13, 2012, between the Company and Deutsche Bank Securities Inc. and Cowen and Company LLC ;

●	An Investment Management Trust Agreement, dated December 13, 2012, between the Company and Continental Stock Transfer & Trust Company;

●	A Warrant Agreement, dated December 13, 2012, between the Company and Continental Stock Transfer & Trust Company;

●	A Registration Rights Agreement, dated December 13, 2012, between the Company and certain initial security holders of the Company;

●	Letter Agreement by and between certain of the Company’s security holders and the officers and directors of the Company; and

●	Letter Agreement between Chart Acquisition Group LLC and the Company regarding administrative support.

Item 3.02. Unregistered Sales of Equity Securities.

On December 19, 2012, the Company consummated its IPO of 7,500,000 units (“Public Units”). Each Unit consists of one share of common stock, $0.0001 par value per (“Common Stock”), and one warrant (“Warrant”), to purchase one share of Common Stock at an exercise price of $11.50 per share.  The Public Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $75,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private placement (“Private Placement”) of 375,000 units (“Placement Units”) at a price of $10.00 per  Placement Unit, generating total proceeds of $3,750,000. Each Placement Unit is comprised one share of Common Stock and one Warrant (“Placement Warrant”). The Placement Warrants included in the Placement Units, which were purchased by Chart Acquisition Group, LLC, Joseph R. Wright and Cowen Overseas Investment LP, are substantially similar to the Warrants underlying the Public Units, except that if held by the original holder or their permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination.  If the Placement Warrants are held by holders other than its initial holders, the Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Warrants included in the Units sold in the IPO. In addition, so long as the Placement Warrants are held by Cowen Overseas Investment LP or any of its related persons under FINRA rules, the Placement Warrants will expire five years from the effective date of the Registration Statement, instead of five years from the consummation of the Company’s initial business combination. Any Placement Units or securities underlying the Placement Units held by Cowen Overseas or any of its “related persons” under the rules of the Financial Industry Regulatory Authority may not be sold during this offering or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of any such placement units, placement shares or placement warrants by any person for a period of 180 days immediately following December 13, 2012.

A total of $75,000,000 of the net proceeds from the IPO and the Private Placement were placed in a trust account established for the benefit of the Company’s public stockholders.  Copies of the press releases issued by the Company announcing the effectiveness of the Registration Statement and consummation of the IPO are included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

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Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2012, the Company filed its Amended and Restated Certificate of Incorporation in the State of Delaware.  The terms of the foregoing are set forth in the Registration Statement and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are included with this Report on Form 8-K:

1.1	Underwriting Agreement between the Company and Deutsche Bank Securities, Inc. and Cowen and Company LLC

3.3	Amended and Restated Certificate of Incorporation

4.4	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company

10.1	Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Company

10.2	Registration Rights Agreement among the Company and certain security holders

10.3	Letter Agreement by and between the Company’s security holders and the officers and directors of the Company

10.8	Letter Agreement between Chart Acquisition Group LLC and the Company regarding administrative support

10.12	Promissory Note, dated as of December 11, 2012, issued to The Chart Group, LP in the amount of $30,000.

99.1	Press Release Announcing Effectiveness of IPO

99.2	Press Release Announcing Closing of IPO

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2012

CHART ACQUISITION CORP.

By:	/s/ Christopher D. Brady
Name: Christopher D. Brady
Title: President

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